                                                                    Exhibit 11.0

                    PAMRAPO BANCORP, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                -----------------------------------------------

                                                                          Three Months Ended            Nine Months Ended
                                                                          September 30, 2001            September 30, 2001
                                                                         ---------------------         --------------------
Net income                                                                   $   1,271,366                  $   3,338,227
                                                                             =============                  =============

Weighted average shares outstanding - basic and diluted                          2,577,737                      2,581,070
                                                                             =============                  =============

Basic and diluted earnings per share                                         $        0.49                  $        1.29
                                                                             =============                  =============

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